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                                                                    EXHIBIT 10.3


                                 AMENDMENT NO. 2
                           TO NOTE PURCHASE AGREEMENT

         This Amendment No. 2 (the "Amendment"), dated as of July 29, 2002, amends that certain Note Purchase Agreement, dated as of March 1, 2002, by and among Horizon Medical Products, Inc. a Georgia corporation (the "Company"), ComVest Venture Partners, L.P., a Delaware limited partnership (together with its successors and assigns, the "Purchaser"), and the Additional Note Purchasers (as defined in the Agreement), as amended by Amendment No. 1 to Note Purchase Agreement, dated as of June 10, 2002 (as amended, the "Agreement"). Capitalized terms used in this Amendment but not defined in the Amendment have the meanings given to such terms in the Agreement.

         WHEREAS, Section 11.1(m) of the Agreement currently provides that an Event of Default will occur if the Company shall have failed to obtain the Stockholder/AMEX Conversion Approval and Stockholder Approval within one hundred and thirty-five (135) days from the Closing Date;

         WHEREAS, the parties desire to amend Section 11.1(m) of the Agreement to provide that an Event of Default will occur if the Company shall have failed to obtain the Stockholder/AMEX Conversion Approval and Stockholder Approval within one hundred and ninety-five (195) days from the Closing Date;

         WHEREAS, Section 16.1(a) of the Agreement provides, in part, that no amendment of the Agreement shall be effective unless the same shall be in writing and signed by the Requisite Noteholders;

         WHEREAS, the Purchaser and Medtronic together constitute the Requisite Noteholders;

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereby agree as follows:

1. Amendment. Section 11.1(m) of the Agreement is hereby deleted in its entirety and replaced with the following:


         "(m) the Company shall have failed to obtain the Stockholder/AMEX Conversion Approval and Stockholder Approval within one hundred and ninety-five
(195) days from the Closing Date;"

2. Note Ownership. Each of the Purchaser and Medtronic hereby represents and warrants to the Company that they are the owner, beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) and of record, of the aggregate principal amount of Notes set forth below:

                  Purchaser: $4,400,000
                  Medtronic: $4,000,000

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3.       Effective Date. This Amendment will become effective as of the date hereof upon its execution by the parties hereto in accordance with the terms of the Agreement.

4. Continuing Effect. Except as expressly amended hereby, the Agreement shall continue to be and shall remain in full force and effect in accordance with its terms.

5. Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the state of New York.

6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.




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         IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.

COMPANY

HORIZON MEDICAL PRODUCTS, INC.


By: /s/ Marshall B. Hunt
    --------------------
      Marshall B. Hunt
      Chairman of the Board and Chief Executive Officer

PURCHASER

COMVEST VENTURE PARTNERS, L.P.


By: /s/ Carl Kleidman
    -----------------
      Carl Kleidman
      Authorized Signatory

ADDITIONAL NOTE PURCHASER

MEDTRONIC, INC.


By: /s/ David Michael Adams
    -----------------------
      David Michael Adams
      Authorized Signatory